Exhibit 99.(a)(1)(iii)

Letter of Transmittal
Regarding Shares in Antares Strategic Credit Fund
Tendered Pursuant to the Offer to Purchase
Dated May 14, 2026

The Offer and withdrawal rights will expire on June 11, 2026 and this Letter of Transmittal must be received by
the Fund’s Transfer Agent by mail or email by 11:59 p.m.,
Eastern Time, on June 11, 2026, unless the Offer is extended

Complete this Letter of Transmittal and follow the Transmittal
Instructions included herein

Ladies and Gentlemen:

The undersigned hereby tenders to Antares Strategic Credit Fund, a non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”) and is organized as a Delaware statutory trust (the “Fund”), the shares of beneficial interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated May 14, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The Tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the shares of beneficial interest in the Fund or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the shares of beneficial interest in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the beneficial shares of interest in the Fund or portions thereof tendered hereby.

A non-transferable, non-interest bearing promissory note for the purchase price will be issued to the undersigned if the Fund accepts for purchase the shares tendered hereby. The undersigned acknowledges that U.S Bancorp Fund Services, LLC, the Fund’s transfer agent, will hold the promissory note on behalf of the undersigned. The cash payment(s) of the purchase price for the shares of beneficial interest in the Fund or portion thereof of the undersigned, as described in Section 6 “Purchases and Payment” of the Offer to Purchase, shall be wired to the account indicated under Section 6 of your Subscription Agreement or to the account set forth under Part 3 below.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.

VALUATION DATE: June 30, 2026

TENDER OFFER EXPIRATION DATE: 11:59 p.m. (Eastern Time), June 11, 2026

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER
TO PROCESS YOUR REQUEST

If You Invest In The Fund Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As The Letter of Transmittal Must Ultimately Be Received By The Fund’s Transfer Agent No Later Than 11:59 p.m. (Eastern Time) On The Expiration Date.

PLEASE SEND COMPLETED FORMS BY MAIL OR EMAIL TO:

By Mail:

Antares Strategic Credit Fund
c/o U.S Bancorp Fund Services, LLC
615 East Michigan St.

Milwaukee, WI 53202

By Email:

tenders@usbank.com

PART 1 – NAME (AS IT APPEARS ON YOUR ANTARES STRATEGIC CREDIT FUND STATEMENT) AND CONTACT INFORMATION

Fund Name:
Fund Account #:
Account Name/Registration:
Address:
City, State, Zip
Telephone Number:
Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone #:

PART 2 – REQUESTED TENDER AMOUNT

Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Shares.

☐	Full Repurchase
☐	Partial Repurchase*	(___________ Shares)

*	If the requested partial repurchase would put the account balance below the required minimum balance, the Fund may reduce the amount to be repurchased such that the required minimum balance is maintained, unless you indicate otherwise by checking the following box:

☐	Change request to Full Repurchase if amount requested to be repurchased would need to be reduced to maintain minimum account balance

ANTARES STRATEGIC CREDIT FUND ACCOUNT #: (Should be the same as on page 2)

PART 3 – PAYMENT

Payments will be directed back to the account indicated under Section 6 of your Subscription Agreement. If you would prefer payments to be directed to another account, please provide the account information below and a medallion stamp guarantee in Part 4. Contact your financial intermediary or account manager if you have any questions.

Name of Financial Institution ____________________________________________________________________________________________
Mailing Address _____________________________________________________________________________________________________
City _______________________________________________________________________________________________________________
State ______________________________________________________________________________________________________________
Zip Code ___________________________________________________________________________________________________________
ABA Routing Number _________________________________________________________________________________________________
Account Number _____________________________________________________________________________________________________

PART 4 – SIGNATURE(S)

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Offer to Purchase dated May 14, 2026 (the “Offer to Purchase”) and all capitalized terms used herein have the meaning as defined in the Fund’s registration statement on Form 10. This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering shareholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature                         Print Name of Authorized Signatory (and Title if applicable)                                      Date

Signature                         Print Name of Authorized Signatory (and Title if applicable)                                      Date

Medallion Stamp Guarantee (if applicable)